United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
______________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
August 16, 2006
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MDU COMMUNICATIONS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

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Delaware	0-26053	84-1342898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60-D Commerce Way
Totowa, New Jersey 07512
(Address of principal executive offices including zip code)

(973) 237-9499
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On August 15, 2006 MDU Communications (USA) Inc. (”MDU Communications”) and Verizon Services Corp. (“Verizon”) signed a non-exclusive, three-year Sales Teaming Agreement to jointly market and deploy innovative bundles of voice, data and video services to the residential multi-dwelling unit market.

MDU Communications and Verizon entered into the Sales Teaming Agreement to combine Verizon's voice and data products with MDU Communication's video products and multi-dwelling unit property experience and to work together to develop a mutually beneficial strategic relationship to jointly propose, install, operate, market and maintain multi-dwelling unit technology systems for the reception and distribution of DIRECTV® digital satellite television programming, high-speed Internet, telephony and other telecommunications services to the residential multi-dwelling unit market.

MDU Communications and Verizon intend to jointly market and deploy to both new construction and existing multi-dwelling unit properties throughout the Verizon territory, but specifically in the Northeast. Proposals and deployments for bundled services will be tailored to the individual needs of the multi-dwelling unit property.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MDU COMMUNICATIONS INTERNATIONAL, INC.

Dated: September 6, 2006	By:	/s/ Sheldon Nelson
Sheldon Nelson
Chief Executive Officer